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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.



                         Date of Report August 15, 2000


                         SBA COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)



         Florida                        000-30110               65-0716501
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(State or other jurisdiction of   Commission File Number     (I.R.S. Employer
incorporation or organization)                              Identification No.)



One Town Center Road, Boca Raton, Florida                     33486
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(Address of principal executive offices)                    (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)


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Item 5    Other Events

          SBA Communications Corporation announced today that the underwriters of its recent offering of 5,000,000 shares of Class A common stock, led by Lehman Brothers and Deutsche Banc Alex. Brown, have exercised their over-allotment option to purchase an additional 750,000 shares of Class A common stock at the offering price of $43 per share. The net proceeds from the exercise of the over-allotment option will be used to finance the construction and acquisition of towers and related businesses, repay outstanding debt and for general working capital purposes.

          The closing of the sale of the additional shares is expected to occur on August 17, 2000 and is subject to customary closing conditions. The shares will be sold pursuant to SBA's shelf registration statement, which was previously declared effective by the Securities and Exchange Commission. The shares may be offered only by means of a prospectus supplement. A copy of the prospectus supplement and related base prospectus relating to the common stock offering may be obtained from the Prospectus Department, Lehman Brothers, c/o ADP Financial Services, Prospectus, 55 Mercedes Way, Edgewood, NY 11717, telephone
          (631) 254-7269.

          This press release does not constitute an offer of any securities for sale. A shelf registration statement relating to the foregoing has previously been filed and declared effective. Any offer, if at all, will be made only by means of a prospectus supplement forming a part of such registration statement.

Item 7    Financial Statements and Exhibits

          (c)   Exhibits

          99.1  Press release dated August 15, 2000

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




August 15, 2000                            /s/ Pamela J. Kline
                                           --------------------
                                           Pamela J. Kline
                                           Chief Accounting Officer